Exhibit 99.1

NanoString Technologies Releases Fourth Quarter and
Full Year 2021 Operating Results and Provides 2022 Financial Outlook
SEATTLE - March 1, 2022 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the fourth quarter and year ended December 31, 2021.
Fourth Quarter Financial Highlights
•Product and service revenue of $42.0 million, 18% year-over-year growth
•GeoMx® Digital Spatial Profiler (DSP) revenue of $18.0 million, 48% year-over-year growth. GeoMx DSP revenue includes:
◦Instrument revenue of $11.9 million, 27% year-over-year growth
◦Consumables revenue of $6.1 million, 117% year-over-year growth, annualized pull-through of approximately $109,000 per installed system
•nCounter revenue, inclusive of all service revenue, of $24.0 million, 2% year-over-year growth. nCounter revenue includes:
◦Instrument revenue of $5.7 million, 5% year-over-year decline
◦Consumables revenue of $13.8 million, flat year-over-year, annualized pull-through of approximately $53,000 per installed system
◦Service revenue of $4.6 million, 20% year-over-year growth
Full Year 2021 Financial Highlights
•Product and service revenue of $144.0 million, 29% year-over-year growth
•GeoMx DSP revenue of $51.9 million, 49% year-over-year growth. GeoMx DSP revenue includes:
◦Instrument revenue of $34.8 million, 17% year-over-year growth
◦Consumables revenue of $17.1 million, 226% year-over-year growth, average annualized pull-through of approximately $97,000 per installed system
•nCounter revenue, inclusive of all service revenue, of $92.1 million, 20% year-over-year growth. nCounter revenue includes:
◦Instrument revenue of $20.8 million, 14% year-over-year growth
◦Consumables revenue of $54.8 million, 22% year-over-year growth, average annualized pull-through of approximately $55,000 per installed system
◦Service revenue of $16.5 million, 22% year-over-year growth
•Cash, cash equivalents and short-term investments balance of $348.9 million
“We delivered a strong finish to 2021, generating more than 70 Q4 instrument orders across GeoMx and CosMx. This demonstrates the appeal of our unique spatial biology portfolio, which addresses scientific questions at any scale,” said Brad Gray, President and CEO of NanoString. “During 2022, we plan to extend our leadership in spatial biology by driving GeoMx into mainstream research, launching CosMx as the market-leading spatial molecular imager, and integrating both with a cloud-based informatics portal, all while sustaining the growth of our nCounter platform.”
Operational Highlights
Spatial Biology
•Spatial Genomics Summit: Held fourth annual Spatial Genomics Summit on February 28th, focused on scientific advancements and new technology in the spatial genomics market. Panelists included leading researchers from Mayo Clinic, Massachusetts General Hospital, New York University, Weill Cornell Medical Center, Boston University School of Medicine, Oregon Health and Science University and Illumina
GeoMx DSP
•GeoMx Orders: Generated record orders for more than 50 GeoMx DSP systems in the fourth quarter, representing approximately 80% growth as compared to the fourth quarter of 2020
•GeoMx Installed Base: Grew installed base to approximately 255 GeoMx DSP Systems at December 31, 2021, representing 96% growth over the prior year
•Workflow Automation: Partnered with Leica, a division of Danaher, to provide a fully automated workflow for using the Leica Bond RX system to prepare slides for GeoMx DSP
•Publications: Continued growth of peer-reviewed publications utilizing GeoMx DSP technology, with approximately 20 new publications in the fourth quarter, bringing the cumulative total to approximately 90 peer-reviewed publications as of December 31, 2021
CosMx SMI
•CosMx Orders: Secured customer orders for 20 CosMx Spatial Molecular Imager (SMI) systems through a limited program open to existing and new GeoMx customers
•Commercial Unveiling: Announced the initiation of a formal pre-order program for CosMx SMI with first shipments expected in late 2022
nCounter
•nCounter Installed Base: Grew installed base to approximately 1,050 nCounter Analysis Systems at December 31, 2021, representing 11% growth over the prior year
•Publications: Surpassed 5,200 cumulative peer-reviewed publications utilizing nCounter technology, representing an increase of more than one thousand publications over the last year, demonstrating continued research momentum for the nCounter platform
2022 Outlook
The company, based on its plans and initiatives for 2022, expects to record results approximately as follows:
•Total product and service revenue of $170 to $180 million, representing growth of 18% to 25% as compared to 2021
◦GeoMx DSP revenue of $73 to $78 million, representing growth of 41% to 50% as compared to 2021
◦nCounter revenue, inclusive of all service revenue, of $97 to $102 million, representing growth of 5% to 11% as compared to 2021
•Adjusted gross margin on product and service revenue of 56% to 58%
•Adjusted operating expenses of $155 to $165 million
•Adjusted EBITDA loss of $55 to $65 million
Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Three Months Ended December 31,
	GAAP		Non-GAAP Adjusted
	2021	2020	2021	2020
Product and service revenue	$42,007	$35,714	$42,007	$35,714
Collaboration revenue	448	548	—	—
Total revenue	42,455	36,262	42,007	35,714
Cost of product and service revenue	20,046	16,718	19,394	16,256
Research and development	18,162	14,623	15,693	12,284
Selling, general and administrative	31,596	23,990	26,553	19,012
Adjusted EBITDA	N / A	N / A	$(19,633)	$(11,838)

Non-operating expense, net	(1,912)	(3,935)	(1,912)	(3,935)
Net loss	$(29,261)	$(23,004)	$(21,545)	$(15,773)

	Years Ended December 31,
	GAAP		Non-GAAP Adjusted
	2021	2020	2021	2020
Product and service revenue	$143,957	$111,444	$143,957	$111,444
Collaboration revenue	1,128	5,872	—	—
Total revenue	145,085	117,316	143,957	111,444
Cost of product and service revenue	68,304	52,409	65,502	50,423
Research and development	69,504	62,857	59,301	53,446
Selling, general and administrative	115,503	90,097	92,985	75,168
Adjusted EBITDA	N / A	N / A	$(73,831)	$(67,593)

Non-operating expense, net	(7,028)	(22,031)	(7,028)	(14,888)
Net loss	$(115,254)	$(110,078)	$(80,859)	$(82,481)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the fourth quarter and the full year of 2021 and for each quarter and the full year of 2020.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://www.incommglobalevents.com/registration/q4inc/9930/nanostring-fourth-quarter-2021-operating-results/. After registering, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning March 1, 2022 at 7:30pm ET through midnight ET on March 10, 2022. To access the replay, dial (866) 813-9403 or (929) 458-6194 and reference Conference ID: 709416. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. The company provides three platforms that allow researchers to map the universe of biology. The nCounter® Analysis System, cited in more than 5,200 peer-reviewed publications, offers a way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. NanoString’s GeoMx® Digital Spatial Profiler enables highly multiplexed spatial profiling of RNA and protein targets in various sample types, including FFPE tissue sections, and has been cited in approximately 90 peer-reviewed publications. The CosMx Spatial Molecular Imager, with commercial availability expected in 2022, enables highly sensitive, high-resolution imaging of hundreds to thousands of RNAs or proteins directly from single cells within morphologically intact whole tissue sections. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, the impact of the COVID-19 pandemic on our operations and future financial performance, the impact of new products and expansion into new markets, the growth trajectory of our nCounter, GeoMx and CosMx franchises, the anticipated launch of new products and technology and our estimated 2022 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue:
Instruments	$17,560	$15,318	$55,616	$47,830
Consumables	19,874	16,578	71,846	50,097
Services	4,573	3,818	16,495	13,517
Total product and service revenue	42,007	35,714	143,957	111,444
Collaboration	448	548	1,128	5,872
Total revenue	42,455	36,262	145,085	117,316
Costs and expenses:
Cost of product and service revenue	20,046	16,718	68,304	52,409
Research and development	18,162	14,623	69,504	62,857
Selling, general and administrative	31,596	23,990	115,503	90,097
Total costs and expenses (a) (b)	69,804	55,331	253,311	205,363
Loss from operations	(27,349)	(19,069)	(108,226)	(88,047)
Other income (expense):
Loss on extinguishment of debt and termination of revolving loan facility	—	—	—	(7,143)
Interest income	147	228	649	1,744
Interest expense	(1,876)	(4,255)	(7,490)	(15,408)
Other income (expense), net	(99)	145	(20)	(971)
Total other expense, net	(1,828)	(3,882)	(6,861)	(21,778)
Net loss before provision for income taxes	(29,177)	(22,951)	(115,087)	(109,825)
Provision for income taxes	(84)	(53)	(167)	(253)
Net loss	$(29,261)	$(23,004)	$(115,254)	$(110,078)
Net loss per share, basic and diluted	$(0.64)	$(0.53)	$(2.54)	$(2.82)
Weighted average shares used in computing basic and diluted net loss per share	45,682	43,431	45,299	39,083

(a) Includes $6.5 million and $6.3 million of stock-based compensation expense for the three months ended December 31, 2021 and 2020, respectively, and $30.2 million and $19.4 million for the years ended December 31, 2021 and 2020, respectively.

(b) Includes $1.5 million and $1.4 million of depreciation and amortization expense for the three months ended December 31, 2021 and 2020, respectively, and $5.9 million and $5.7 million for the years ended December 31, 2021 and 2020, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$107,068	$411,848
Short-term investments	241,821	28,883
Accounts receivable, net	40,130	31,100
Inventory, net	31,486	22,959
Prepaid expenses and other	7,115	4,190
Total current assets	427,620	498,980
Property and equipment, net	27,043	20,828
Operating lease right-of-use assets	19,226	21,492
Other assets	5,592	2,895
Total assets	$479,481	$544,195
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,283	$5,313
Accrued liabilities	6,765	4,970
Accrued compensation and other employee benefits	17,466	15,262
Customer deposits	1,278	1,631
Deferred revenue and other liabilities, current portion	7,474	5,610
Operating lease liabilities, current portion	4,889	4,313
Total current liabilities	52,155	37,099
Deferred revenue and other liabilities, net of current portion	3,527	1,843
Long-term debt, net	225,144	172,703
Operating lease liabilities, net of current portion	21,693	25,602
Total liabilities	302,519	237,247
Total stockholders’ equity	176,962	306,948
Total liabilities and stockholders’ equity	$479,481	$544,195

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude reorganization and restructuring costs, certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes and cloud computing arrangement implementation expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including loss on extinguishment of debt, reorganization and restructuring costs, certain expenses related to collaborations, recoveries of certain previously remitted state and local taxes and cloud computing arrangement implementation expenses.
Reconciliation of Adjusted EBITDA ($ in thousands)

	Three Months Ended December 31,
	2021	2020
Net loss - GAAP	$(29,261)	$(23,004)
Collaboration revenue	(448)	(548)
Stock-based compensation[1]	6,484	6,297
Depreciation and amortization[2]	1,524	1,437
Interest expense, net	1,729	4,027
Other (income) expense, net	99	(145)
Provision for income taxes	84	53
Certain collaboration agreement expenses[4]	—	45
Cloud computing arrangement implementation expenses[6]	156	—
Adjusted EBITDA - non-GAAP	$(19,633)	$(11,838)

	Years ended December 31,
	2021	2020
Net loss - GAAP	$(115,254)	$(110,078)
Collaboration revenue	(1,128)	(5,872)
Stock-based compensation[1]	30,173	19,374
Depreciation and amortization[2]	5,871	5,738
Interest expense, net	6,841	13,664
Other expense, net	20	971
Loss on extinguishment of debt and termination of revolving loan facility	—	7,143
Provision for income taxes	167	253
Reorganization and restructuring charges[3]	—	629
Certain collaboration agreement expenses[4]	115	585
Recovery of certain previously remitted state and local taxes[5]	(896)	—
Cloud computing arrangement implementation expenses[6]	260	—
Adjusted EBITDA - non-GAAP	$(73,831)	$(67,593)
1 For the three months ended December 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.5 million, $1.5 million and $4.5 million, respectively. For the three months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.3 million, $1.3 million and $4.7 million, respectively. For the twelve months ended December 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $2.1 million, $6.2 million and $21.9 million, respectively. For the twelve months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $1.1 million, $4.2 million and $14.1 million, respectively.
2 For the three months ended December 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $0.9 million and $0.4 million, respectively. For the three months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.2 million, $1.0 million and $0.2 million, respectively. For the twelve months ended December 31, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.7 million, $3.9 million and $1.3 million, respectively. For the twelve months ended December 31, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.9 million, $4.0 million and $0.8 million, respectively.
3 For the twelve months ended December 31, 2020, our research and development expenses included reorganization and restructuring charges of $0.6 million.
4 For the three months ended December 31, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.1 million. For the twelve months ended December 31, 2021, our research and development expenses included expenses related to certain of our collaboration agreements of $0.1 million. For the twelve months ended December 31, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.6 million.
5 For the twelve months ended December 31, 2021, our selling, general and administrative expenses included recoveries related to certain previously remitted state and local taxes of $0.9 million.
6 For the three months ended December 31, 2021, our selling, general and administrative expenses included cloud computing arrangement implementation expenses of $0.2 million. For the twelve months ended December 31, 2021, our selling, general and administrative expenses included cloud computing arrangement implementation expenses of $0.3 million.